                                                            Registration No. 33-
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ROBBINS & MYERS, INC.
             (Exact name of registrant as specified in its charter)

          OHIO                        31-0424220
-----------------------   -----------------------------------
(State of Incorporation)  (I.R.S. Employer Identification No.)


                             ROBBINS & MYERS, INC.
                              1400 KETTERING TOWER
                              DAYTON, OHIO  45423
                                 (513)222-2610
(Name, address, including zipcode, and telephone number, including area code, of registrant's principal executive offices)

                             ROBBINS & MYERS, INC.
                      1994 LONG-TERM INCENTIVE STOCK PLAN
                            (Full title of the Plan)

                                JOSEPH M. RIGOT
                                   SECRETARY
                          THOMPSON HINE & FLORY P.L.L.
                        2000 COURTHOUSE PLAZA, NORTHEAST
                              DAYTON, OHIO  45402
                                 513-443-6586
(Name, address, including zipcode, and telephone number, including area code, of agent for service)

                          CALCULATION OF REGISTRATION FEE
   -----------------------------------------------------------------------------

                                      Proposed      Proposed
Title of                              maximum       maximum
Securities           Amount           offering      aggregate       Amount of
to be                to be            price per     offering        registration
registered           registered       share         price           fee
----------           ----------       --------      ---------       ------------
Common Shares
without par value     500,000         $29.13 1     $14,565,000 1   $5,022.41


____________________

               1 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low sale prices of a Common Share on January 12, 1996, as reported in the National Market System.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

        The following documents filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

        (a) The Annual Report of Robbins & Myers, Inc. (the "Company") on Form 10-K for the year ended August 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 ("Exchange Act");

        (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended November 30, 1995, as amended by Form 10-Q/A-1, filed pursuant to
Section 13 of the Exchange Act;

        (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since August 31, 1995; and

        (d) The description of the Company's Common Shares contained in its Registration Statement on Form 10 filed with the Commission on April 19, 1965, as amended by Form 10/A-2, filed on December 13, 1995.

                All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereunder have been sold or which deregisters all Common Shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.         Description of Securities.
                -------------------------

                Not applicable.

Item 5.         Interests of Named Experts and Counsel.
                --------------------------------------

                Not applicable.

Item 6.         Indemnification of Directors and Officers.
                -----------------------------------------

                Section 2 of Article V of the Code of Regulations of the Company sets forth certain rights of directors and officers of the Company to indemnification. Such rights provide indemnification by the Company as permitted by Ohio law. The liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer is entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of the Company ("Third Party Actions") or (b) by and in the right of the Company ("Company Actions").

                In Third Party Actions, the Company will indemnify each director and officer against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and with respect to any matter the subject of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful.

                In Company Actions, the Company will indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines such person is entitled to indemnification and (ii) any liability asserted in connection with unlawful loans, dividends, distribution, distribution of assets and repurchase of Company shares under Section 1701.95 of the Ohio Revised Code.

                Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the Board of Directors of the Company by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the corporation.

                Section 2 of Article V of the Company's Code of Regulations does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. The Company has entered into an indemnification agreement with each director of the Company, the form of which was approved by the Shareholders of the Company. A copy of such agreement was filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1993.

                The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company's indemnification obligations.

Item 7.         Exemption from Registration Claimed.
                -----------------------------------

                Not applicable.





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
Item 8.         Exhibits.
                --------

                See index to Exhibits at Page 7.

Item 9.         Undertakings.
                ------------

                (a)  The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement or any material change to such information in the registration statement;

provided, however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) The registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

                                   SIGNATURE

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, Ohio, on this 15th day of January, 1996.


                             ROBBINS & MYERS, INC.


                             By/s/Daniel W. Duval
                               ------------------------------------
                               Daniel W. Duval, President and
                               Chief Executive Officer

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

________________________________________________________________________________

    Name                      Title                           Date
    ----                      -----                           ----
--------------------------------------------------------------------------------

/s/Daniel W. Duval             Director, President and      January 15, 1995
--------------------           Chief Executive Officer
Daniel W. Duval                (Principal executive
                               officer)


/s/George M. Walker            Vice President and           January 15, 1995
--------------------           Chief Financial Officer
George M. Walker               (Principal financial
                               officer)

/s/Kevin J. Brown              Controller                   January 15, 1996
--------------------           (Principal accounting
Kevin J. Brown                 officer)

________________________________________________________________________________



*Thomas P. Loftis              Director                     January 15, 1996

*Maynard H. Murch, IV          Director                     January 15, 1996

*William W. Womack             Director                     January 15, 1996

*John N. Taylor, Jr.           Director                     January 15, 1996

*Jerome F. Tatar               Director                     January 15, 1996

                       * The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as exhibit to this Registration Statement.



                                        /s/ Daniel W. Duval
                                        ------------------------------------
                                        Daniel W. Duval
                                        Attorney-in-Fact

                                                 (1994 Long-Term Incentive Plan)


                               INDEX TO EXHIBITS
                               -----------------




(4)     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
        INDENTURES:

        (4.1)    *Articles of Incorporation of Robbins &
                  Myers, Inc. (filed as Exhibit 3.1 to the
                  Company's Report on Form 10-Q for the
                  quarter ended February 28, 1995)

        (4.2)     *Code of Regulations of Robbins & Myers,
                  Inc. (filed as Exhibit 3.2 to the Company's
                  Report on Form 10-Q for the quarter ended
                  February 28, 1995)

        (4.3) *Robbins & Myers, Inc. 1994 Long-Term Incentive Stock Plan (filed as Exhibit 10.14 to the Company's Report on Form 10-K for the year ended August 31, 1994)

        (5)     OPINION RE LEGALITY:

        (5.1)   Opinion of Thompson Hine & Flory P.L.L.

(23)  CONSENTS OF COUNSEL AND EXPERTS:

        (23.1)  Consent of Ernst & Young LLP

        (23.2)  Consent of Thompson Hine & Flory P.L.L.
                (contained in their opinion filed as Exhibit 5.1)

(24)  Powers of Attorney:

        (24.1)  Powers of Attorney of each person
                whose signature on this Registration
                Statement was signed by another
                pursuant to a power of attorney



__________________________________
* Indicates incorporation by reference from a document previously filed with the Securities and Exchange Commission.




R&M6636.VRS





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